EXHIBIT 10.1

                              CONSULTING AGREEMENT

         THIS AGREEMENT is entered into as of December 16, 2000 by Sense Holdings, Inc. a corporation organized and existing under the laws of the State of Florida having its principal place of business at 7300 West McNab Road, Tamarac, FL 33321 ("Company") and Shanghai Yazheng Information Technology Company, Limited. a company organized and existing under the laws of the City of Shanghai, China having its principal place of business Suite 1103, 100-1 East Tiyuhui Road, Shanghai, P.R. China ("Consultant", the owner: Fugen Li,
President: Fugen Li.

                                   WITNESSETH:

         In consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

         1.       THE SERVICES

         The consultant will search for a Chinese partner to form a joint venture in China to manufacture, market and distribute SEHO's biometric identification systems that include the CheckPrint Time and Attendance (T/A) software developer's kit (SDK). The kit includes a universal serial bus (USB) fingerprint reader, proprietary APIs, DLLs, and documentation. This joint venture will market the CheckPrint T/A Time and Attendance solution to business owners in China. The solution fits into companies ranging from 15 employees to 50,000 employees. The joint venture plans to implement their proprietary technology to mass merchant retailers such as the Walmarts and Kmarts in China. The joint venture will also market the CheckPrint A/C access control solution to businesses and facilities in China for security access. The joint venture also plans to implement its SmartCard technology applications into medical facilities, universities and corporate in China. The Typical I-Card applications include securing and managing medication disbursement, test results, treatment schedules, student meal plans, library privileges, computer lab usage, and advanced corporate security systems. A retail version of I-Card is also in development for loyalty and frequency programs. The proprietary I-Card has been designed to store medical history, work records, education history, bank account information, and most other forms of critical information.

         2.       WORK FOR HIRE

         It is the intention of the parties hereto that all rights, including without limitation copyright in any reports, surveys, marketing promotional and collateral materials prepared by the Consultant pursuant to the terms of this Agreement, or otherwise for Company (hereinafter "the Work") vest in Company. The parties expressly acknowledge that the Work was specially ordered or commissioned by Company, and further agree that it shall be considered a "Work Made for Hire" within the meaning of the copyright laws of the United States and that Company is entitled as author to the copyright and all other rights therein, throughout the world, including, but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion.

         3.       PROPRIETARY INFORMATION

         a. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of Company or any entity in which Company has a controlling interest and shall include (but shall not be limited to) information encompassed in all drawings, designs, programs, plans, formulas, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the business of Company.

         b. Consultant agrees to regard and preserve as confidential, all proprietary information, whether Consultant has such information in memory or in writing or other physical form. Consultant shall not, without written authority from Company to do so, directly or indirectly, use for the benefit or purposes, nor disclose to others, either during the term of its engagement hereunder or thereafter, except as required by the conditions of Consultant's engagement hereunder, any proprietary information.

         c. Consultant shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of Company. In Consultant's performance hereunder, Consultant shall comply with all legal obligations it may now or hereafter have respecting the information or other property of any other person, firm or corporation.

         d. The Consultant expressly agrees that the covenants set forth in this Paragraph are being given to Company in connection with the engagement of the Consultant by Company and that such covenants are intended to protect Company against the competition by the Consultant, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of the Consultant are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

         e. The foregoing obligations of this Paragraph shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of the Consultant, hereafter disclosed in publicly available sources of information, (iii) is now in the possession of Consultant without any obligation or confidentiality, or (iv) has been or is hereafter lawfully disclosed to Consultant by any third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

         4.       FEES AND REIMBURSEMENT OF CERTAIN EXPENSES

         a. Company shall pay Consultant a consulting fee in the form of unrestricted stock. The Consultant expects to provide approximately 60% of the working time of Mr. Li for at least the initial six months of the Agreement, and will provide sufficient services and commitments of time of Mr. Li for the balance of the term of the Agreement. The Company will therefore issue Consultant three Hundred Thousand (300,000) shares of unrestricted stock (OTCBB:
SEHO) upon signing of this Agreement.

         b. The Consultant shall provide to the Company 12-month consulting services to locate a partner in China to form a joint venture for marketing, manufacturing and distributing the Company's products in China.

         5.       BENEFITS

         The Consultant, as an independent contractor, shall not be entitled to any other benefits.

         6.       DUTY TO REPORT INCOME

         The Consultant acknowledges and agrees that it is an independent contractor and not an employee of the Company and that it is Consultant's sole obligation to report as income all compensation received from Company pursuant to this Agreement. The Consultant further agrees that the Company shall not be obligated to pay withholding taxes, social security, unemployment taxes, disability insurance premiums, or similar items, in connection with any payments made to the Consultant pursuant to the terms of this Agreement.

         7.       TERM

         This Agreement shall be effective beginning as of 1st day of January 2001, and shall continue until 31st day of December 2001.

         8.       NOTICES

         All notices and billings shall be in writing and sent via first class mail to the respective addresses of the parties set forth at the beginning of this Agreement or to such other address as any party may designate by notice delivered hereunder to the other party.

         9.       GENERAL

         a. The terms and conditions of Paragraphs 3, 4 and 5 hereof shall survive the termination of this Agreement or completion of the Services as the case may be.

         b. Neither the Company nor Consultant shall assign this Agreement or delegate its duties hereunder and shall not subcontract any of the Services to be performed hereunder without the prior written consent of the other party hereto.

         c. Consultant shall perform the Services as an independent contractor and shall not be considered an employee of Company or Partner, joint venture or otherwise related to Company for any purpose.

         d. This Agreement shall be governed by the laws of the City of Shanghai , China.
         e. This Agreement constitutes the entire understanding between Consultant and Company respecting the Services described herein. The terms and conditions of any purchase order shall have no effect upon this Agreement and shall be used for accounting purposes only.

         f. The failure of either party to exercise its rights under this Agreement shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

         g. Any delay or nonperformance of any provision of this Agreement caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, provided that the delayed party has taken reasonable measures to notify the other of the delay in writing. The delayed party's time for performance shall be deemed to be extended for a period equal to the duration of the conditions beyond its control. "Conditions beyond a party's reasonable control" include, but are not limited to, natural disasters, acts of government after the date of the Agreement, power failure, fire, flood, acts of God, labor disputes, riots, acts of war and epidemics. Failure of subcontractors and inability to obtain materials shall not be considered a condition beyond a party's reasonable control.

         h. Non-Solicitation of Consultant's Employees: Company agrees not to knowingly hire or solicit Consultant's employees during performance of this Agreement and for a period of two years after termination of this Agreement without Consultant's written consent.

         i. Mediation and Arbitration: If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in Las Vegas, Nevada. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration in Florida under the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.

         j. Attorney Fees: If any legal action is necessary to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.

         k. Complete Agreement: This Agreement together with all exhibits, appendices or other attachments, which are incorporated herein by reference, is the sole and entire Agreement between the parties. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter. In the event of a conflict between the provisions of the main body of the Agreement and any attached exhibits, appendices or other materials, the Agreement shall take precedence. Modifications and amendments to this Agreement, including any exhibit or appendix hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                                      Sense Holding, Inc.


                                                      By:  /s/ Dore S. Perler

                                                               Dore S. Perler
                                                               President

                                                    Shanghai Yazheng Information
                                                         Technology Limited

                                                      By:  /s/Fugen Li

                                                              Fugen Li
                                                              President